Exhibit 99.1

Investor Relations Contact:	Company Contact:
Crocker Coulson, President	Laby Wu, Chief Financial Officer, Director of Investor Relations
CCG Investor Relations	Puda Coal, Inc.
+1-646-213-1915	+86-10-6439-2405
crocker.coulson@ccgir.com	labywu@gmail.com
www.pudacoalinc.com
Elaine Ketchmere, VP of Financial Writing
+1-310-954-1345
elaine.ketchmere@ccgir.com
www.ccgirasia.com

Puda Coal, Inc. Announces Public Offering

TAIYUAN, Shanxi, China, Dec. 8/PRNewswire -- Puda Coal, Inc. (NYSE Amex: PUDA), a supplier of high grade metallurgical coking coal used to produce coke for steel manufacturing in China and a coal mine consolidator of twelve coal mines in Shanxi Province, China, today announced that the Company intends to offer to sell, subject to market and other conditions, shares of its common stock in an underwritten public offering.  Macquarie Capital and Brean Murray, Carret & Co. will act as joint lead managers and bookrunners in connection with the offering. Puda Coal expects to use the net proceeds of the offering, together with available cash, to fund the previously-announced coal mine acquisitions and their consolidation and construction.

The securities described above are being offered by Puda Coal pursuant to a registration statement on Form S-3, as amended, previously filed and declared effective by the Securities and Exchange Commission (SEC). The offering may be made only by means of the preliminary prospectus supplement and the related prospectus relating to the proposed offering, copies of which may be obtained, when available, from Macquarie Capital (USA) Inc., Attention: Prospectus Department, 125 West 55th St, 22nd Floor, New York, NY 10019, by telephone at (212) 231-6564, or by email at us.prospectus@macquarie.com, or from Brean Murray, Carret & Co., LLC, Attention: Minnie Huang, 570 Lexington Avenue, New York, NY 10022, by telephone at (212) 702-6667, or via email at minnie.huang@bmur.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

About Puda Coal, Inc.

Puda Coal, through its subsidiaries, supplies premium high grade metallurgical coking coal used to produce coke for steel manufacturing in China. The Company currently possesses 3.5 million metric tons of annual coking coal capacity. The Company is in the process of adding coal mining operations to its business, as an acquirer and consolidator of coal mines in Shanxi Province. On September 30, 2009, Shanxi Coal, a 90% indirect subsidiary of the Company, was appointed by the Shanxi provincial government as an acquirer and consolidator of eight thermal coal mines located Pinglu County in southern Shanxi Province. Shanxi Coal plans to consolidate the eight coal mines into five, increasing their total annual capacity from approximately 1.1 million to 3.6 million metric tons. Shanxi Coal received another approval by the Shanxi provincial government to consolidate four additional coking coal mines into one coal mine in Huozhou County. After the completion of the consolidation, the Jianhe project is expected to increase its total annual capacity from 720,000 metric tons to 900,000 metric tons, according to the Shanxi provincial government's approval. For more information, please visit http://www.pudacoalinc.com

FORWARD-LOOKING STATEMENTS

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. For example, the closing of the public offering under the underwriting agreement is subject to market condition and uncertainties beyond our control, and our successful transformation from coal cashing to integrated coal washing and coal mining business is subject to, among other things, our management’s ability and capacity to execute our coal mine acquisition strategy and manage the coal mine operations. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.